SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Grand Toys International Limited

(Exact Name of Registrant as Specified in its Charter)

Hong Kong Special Administrative Region	Not applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Room UG202, Floor UG2 Chinachem Golden Plaza 77 Mody Road Tsimshatsui East Kowloon, Hong Kong	Not applicable
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates: 333-114220

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary shares, with a nominal value of HK$1.00 per share	Nasdaq SmallCap Market*
American Depository Shares, each representing one ordinary share	Nasdaq SmallCap Market

Item 1.

Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that is set forth under the captions “Description of Authorized Shares of Grand HK” and “Description of Grand HK American Depository Receipts” contained in Part I of Amendment No. 3 to Registrant’s Registration Statement on Form F-4 (No. 333-114220), as filed under the Securities Act of 1933, as amended, on July 27, 2004, is hereby incorporated by reference in response to this item.

Item 2.

Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Grand Toys International Limited

By:

/s/ Tania M. Clarke

Name:Tania M.Clarke
Title:

Vice President of Finance

Dated:

August 11, 2004